Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the MBX Biosciences, Inc. 2024 Stock Option and Incentive Plan and MBX Biosciences, Inc. 2024 Employee Stock Purchase Plan of our report dated March 17, 2025, with respect to the financial statements of MBX Biosciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Indianapolis, Indiana

March 17, 2025